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                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2001


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

   1. Statement of Cash Available for Distribution for the three months ended June 30, 2001:

      Net income                                                      $ 264,000
      Add:  Depreciation and amortization charged to income not
            affecting cash available for distribution                    41,000



      Less: Cash from reserves                                          (25,000)
                                                                      ---------

            Cash Available for Distribution                           $ 280,000
                                                                      =========
            Distributions allocated to General Partners               $  22,000
                                                                      =========
            Distributions allocated to Limited Partners               $ 258,000
                                                                      =========


   2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2001:

        Entity Receiving                    Form of
          Compensation                   Compensation                   Amount
      -------------------        -----------------------------         --------

      Winthrop
      Management LLC             Property Management Fees             $   4,000

      General Partners           Interest in Cash Available
                                 for Distribution                     $  22,000

      Affiliates of the          Interest in Cash Available
       General Partner           for Distribution                     $   1,000








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